Exhibit 10.1

THE MEDICINES COMPANY

2007 EQUITY INDUCEMENT PLAN

1.             Purpose

The purpose of this 2007 Equity Inducement Plan (the “Plan”) of The Medicines Company, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.             Eligibility

Options, restricted stock awards, stock appreciation rights or other stock-based awards (each, an “Award”) may be granted under the Plan to any person who (a) was not previously an employee or director of the Company or (b) is commencing employment with the Company following a bona fide period of non-employment by the Company, as an inducement material to the individual’s entering into employment with the Company. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.             Administration

(a)         Administration by the Compensation Committee of the Board of Directors.  The Plan will be administered by the Compensation Committee of the Board (the “Committee”).  The Administrator shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Administrator shall be made in the Administrator’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)           Board Award Granting Authority.  To the extent permitted by applicable law and Nasdaq regulations, if the Committee is unable to grant an Award under the Plan for any reason, the Board, with a vote of the majority of “independent directors” of the Board (as defined under Nasdaq regulations), shall have the authority to grant such Award.  All references in the Plan to the “Administrator” shall mean the Committee or, when applicable pursuant to this Section 3(b), a majority of independent directors of the Board.

4.             Stock Available for Awards

(a)         Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,700,000 shares of common stock, $.001 par value per share, of the Company (the “Common Stock”).  If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.             Stock Options

(a)         General.  The Administrator may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  All Options granted under the Plan shall be Nonstatutory Stock Options (as hereinafter defined).  A “Nonstatutory Stock Option” is an Option which is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(b)         Exercise Price.  The Administrator shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value as determined by (or in a manner approved by) the Administrator at the time the Option is granted.

(c)         Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(d)         Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Administrator together with payment in full as specified in Section 5(e) for the number of shares for which the Option is exercised.

(e)         Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)           in cash or by check, payable to the order of the Company;

(2)           except as the Administrator may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to promptly pay to the Company the exercise price and any required tax withholding;

(3)           when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Administrator, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)           to the extent permitted by applicable law and by the Administrator, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Administrator, or (ii) payment of such other lawful consideration as the Administrator may determine; or

(5)           by any combination of the above permitted forms of payment.

(f)          Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof prior to such merger, consolidation or acquisition.  Substitute Options may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(g)         No Repricing.  Without prior stockholder approval, the Company may not engage in any repricing with respect to any Option or Options which requires stockholder approval under the rules of the Nasdaq National Market or the principal market on which the Company’s Common Stock is then traded.

(h)         No Reload Rights.  No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

6.             Stock Appreciation Rights

(a)         Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Administrator) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (an “SAR Award”).  A Stock Appreciation Right may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.  The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Administrator in the SAR Award.

(b)         Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1)           Rules Applicable to Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, the Stock Appreciation Right will be exercisable only at such time or times, and on such conditions, as the Administrator may specify in the SAR Award or the related Options.

(2)           Exercise of Independent Stock Appreciation Rights.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Administrator may specify in the SAR Award.

(c)         Exercise.  Any exercise of a Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Administrator.

7.             Restricted Stock.

(a)         Grants.  The Administrator may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Administrator in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Administrator for such Award (each, a “Restricted Stock Award”).

(b)         Terms and Conditions.  The Administrator shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)         Limitation on Vesting.   Restricted Stock Awards shall not vest earlier than the first anniversary of the date of grant.  Notwithstanding any other provision of this Plan, the Administrator may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Administrator may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d)         Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Administrator, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Administrator, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.             Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including, without limitation, Awards entitling recipients to receive shares of Common Stock to be delivered in the future.  Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Administrator shall determine.  Subject to the provisions of the Plan, the Administrator shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.  At the time any Award is granted, the Administrator may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

9.             Adjustments for Changes in Common Stock and Certain Other Events.

(a)         Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the limits on Awards set forth in Section 4(a), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the share- and per-share-related provisions of each outstanding Stock Appreciation Right and Other Stock Unit Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Administrator.

(b)           Reorganization and Change in Control Events

(1)           Definitions

(a)                                  A “Reorganization Event” shall mean:

(i)                                     any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property;

(ii)                                  any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii)                               any liquidation or dissolution of the Company.

(b)                                 A “Change in Control Event” shall mean:

(i)                                     any sale or transfer of all or substantially all of the assets of the Company to another corporation or entity, any merger, consolidation or reorganization of the Company into or with another corporation or entity, with the result that, upon conclusion of the transaction, the voting securities of the Company immediately prior thereto do not represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity of such consolidation, merger or reorganization; or

(ii)                                  a disclosure that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (A) the Company or (B) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, becomes the beneficial owner as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30% or more of the combined voting power of the then outstanding voting securities of the Company; or

(iii)                               such time as individuals who as of the date of the initial adoption of this Plan constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i) or (ii) of this section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

(iv)                              the liquidation or dissolution of the Company.

(c)           “Cause” shall mean (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company (or, if applicable, a successor corporation to the Company); (iii) willful and material breach of the Company’s policies (or, if applicable, a successor corporation to the

Company); (iv) intentional and material damage to the Company’s property (or, if applicable, a successor corporation to the Company); or (v) material breach of the Participant’s confidentiality obligations or duties under the Participant’s non-disclosure, non-competition or other similar agreement with the Company (or, if applicable, a successor corporation to the Company).

(d)           “Termination Event” shall mean the termination of the Participant’s employment (i) by the Company or the acquiring or succeeding corporation without Cause; (ii) as a result of Participant’s death or disability (within the meaning of Section 22(4)(3) of the Code); or (iii) by the Participant upon written notice given promptly after the Company’s or the acquiring or succeeding corporation’s taking of any of the following actions, which actions shall not have been cured within a 30-day period following such notice: (A) the principal place of the performance of the Participant’s responsibilities (the “Principal Location”) is changed to a location outside of a 30 mile radius from the Principal Location immediately prior to the Reorganization Event; (B) there is a material reduction in the Participant’s responsibilities without Cause; (C) there is a material reduction in the Participant’s salary; or (D) there is a significant diminution in the scope of the Participant’s responsibilities without the Participant’s agreement (excluding increases in responsibility and sideways moves to jobs with similar descriptions).

(2)           Effect on Options

(a)                                  Reorganization Event.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.  For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event includes but does not solely consist of common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, (i) if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Administrator shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event, and (ii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), the Administrator shall either (A) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event or (B) provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (y) the aggregate exercise price of such Options.

(b)                                 Change in Control Event that is not a Reorganization Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each such Option shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

(3)           Effect on Restricted Stock Awards

(a)                                  Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b)                                 Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, a Termination Event occurs.

(4)           Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Administrator may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR Award and Other Stock Unit Award.

10.           General Provisions Applicable to Awards

(a)         Transferability of Awards.  Except as the Administrator may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.   Notwithstanding the foregoing, a Participant may transfer any Award by means of a gift to a family member (as such term is defined in General Instruction A to Form S-8, as may be amended from time to time) of such Participant, provided that prior written notice of such gift is provided to the Company.

(b)         Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Administrator shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)         Administrator Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Administrator need not treat Participants uniformly.

(d)         Termination of Status.  The Administrator shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)         Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant pursuant to such rules and procedures as the Company may adopt.  Except as the Administrator may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value as determined by (or in a manner approved by) the Administrator; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)          Amendment of Award.  Except as prohibited by Section 5(g), the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)         Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)         Acceleration.  The Administrator may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)          Deferrals.  The Administrator may permit Participants to defer receipt of any Common Stock issuable upon exercise of an Option or upon the lapse of any restriction applicable to any Restricted Stock Award, subject to such rules and procedures as it may establish.

11.           Miscellaneous

(a)         No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)         No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.  Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)         Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under the Plan after the date of the Company’s 2008 Annual Meeting of Stockholders, provided that Awards granted prior to that date may extend beyond such date.

(d)         Amendment of Plan.  With the approval of the Board, at any time and from time to time, the Administrator may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Administrator, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.  No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)         Provisions for Foreign Participants.  The Administrator may, without amending the Plan, modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)          Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

(g)         Stockholder Approval Not Required.  It is expressly intended that approval of the Company’s stockholders not be required as a condition of the effectiveness of the Plan, and the Plan’s provisions shall be interpreted in a manner consistent with such intent for all purposes and with NASD Rule 4350(i)(1)(A)(iv).